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                                     EXHIBIT 3.1

                             ARTICLES OF INCORPORATION OF

                                    BULL RUN, INC.

                                 DATED APRIL 14, 1997

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      ARTICLES OF INCORPORATION                             FILED
                                                     IN THE OFFICE OF THE
                                                      SECRETARY OF STATE
                                                        STATE OF NEVADA
                            OF
                                                           APR 14 1997
                                                 Dean Heller Secretary of State
                                                          No C7879-97
             BULL RUN, INC.



     FIRST.    The name of this corporation is Bull Run, Inc.

     SECOND.   Its resident agent and registered office in the State of
Nevada is as follows: Paracorp Incorporated at 318 North Carson Street, Suite 208, Carson City, Nevada, 89701.

     THIRD.    The total number of shares which the corporation is authorized to issue is One Million (25,000,000) shares of common stock with a par value of $.001 per share.

     FOURTH.   The governing body of this corporation shall be known as
directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the corporation.

     The names and addresses of the first board of directors, which shall consist of one director, are as follow:

                                    Lynne Bolduc
                           Two Venture Plaza, Suite 380
                                  Irvine, CA 92618

     FIFTH.    The name and address of the incorporator signing the Articles of Incorporation is as follows:

                                  Lynne Bolduc, Esq.
                                    HORWITZ & BEAM
                             Two Venture Plaza, Suite 380
                              Irvine, California  92618

     SIXTH. At all elections of directors of the corporation, each holder of stock possessing voting power is entitled to as many votes as equal the number of shares multiplied by the number of directors to be elected, and he may cast all of his votes for a single director or may distribute them among the number to be voted for or any two or more of them, as he may see fit.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hands this 3rd day of April, 1997.

                                       /s/ Lynne Bolduc
                                       -------------------------------------
                                       Lynne Bolduc, Incorporator


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STATE OF CALIFORNIA )
                    )    SS.
COUNTY OF ORANGE    )

          On this 3rd day of April, 1997 before me, the undersigned Notary Public, personally appeared Lynne Bolduc, personally known to me (or prove to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within Instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.         /s/ Michelle Schmidt
                                            ------------------------------
                                                     Notary Public

     ----------------------------
           MICHELLE SCHMIDT
            COMM. #994078
      Notary Public - California
            ORANGE COUNTY
     My Comm. Expires May 2, 1997
     ----------------------------



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                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT

     The undersigned, PARACORP, hereby accepts the appointment as Resident Agent of the above named corporation.

                                       Resident Agent


Dated: April 14, 1997                  By:    /s/ Yvonne Allen
                                           ----------------------------------


                                       Name: Yvonne Allen
                                             --------------------------------

                                             PARACORP Representative
                                       --------------------------------------

                                             PARACORP, INC.
                                       ---------------------------------------




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